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EXHIBIT 25
SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM T-1


                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

               Check if an Application to Determine Eligibility
                of a Trustee Pursuant to Section 305(b)(2) / /

                         HARRIS TRUST AND SAVINGS BANK
                                (Name of Trustee)


              Illinois 						36-1194448
(State of Incorporation)		(I.R.S. Employer Identification No.)

             111 West Monroe Street, Chicago, Illinois  60603
                  (Address of principal executive offices)


              Marian Onischak, Harris Trust and Savings Bank,
             311 West Monroe Street, Chicago, Illinois, 60606
                312-461-2532 phone   312-461-3525 facsimile
         (Name, address and telephone number for agent for service)




                  The CIT Group Securitization Corporation II
             (Exact name of obligor as specified in its charter)


        Delaware                                         22-3328188
(State of Incorporation)                              (I.R.S. Employer
                                                     Identification No.)


                             650 CIT Drive
                     Livingston, New Jersey 070399
               (Address of principal executive offices)


                       CIT Marine Trust 1999-A
                   (Title of indenture securities)




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1.    GENERAL INFORMATION.  Furnish the following information as to the
      Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)   Whether it is authorized to exercise corporate trust powers.

           Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

           The Obligor is not an affiliate of the Trustee.

3. through 15.
      NO RESPONSE NECESSARY

16.   LIST OF EXHIBITS.

      1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers. A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

      2.  A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

      3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 4 of this statement)

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      4.  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

(included as Exhibit B on page 5 of this statement)















































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                               SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 22nd day of February, 1999.

HARRIS TRUST AND SAVINGS BANK
By:  /s/ Marian Onischak
     Marian Onischak
     Assistant Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK
By:  /s/ Marian Onischak
     Marian Onischak
     Assistant Vice President
























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                              EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of September 30, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.


                              HARRIS BANK

                      Harris Trust and Savings Bank
                         111 West Monroe Street
                         Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on September 30, 1998, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                       Bank's Transit Number 71000288

ASSETS                                                         THOUSANDS
                                                              OF DOLLARS
Cash and balances due from depository institutions:
       Non-interest bearing balances and currency and coin    $1,097,714
       Interest bearing balances                                $213,712
Securities:
a.   Held-to-maturity securities                                      $0
b.   Available-for-sale securities                            $5,036,734
Federal funds sold and securities purchased under
agreements to resell                                             $48,950
Loans and lease financing receivables:
     Loans and leases, net of unearned ncome      $9,111.098
     LESS:  Allowance for loan and lease losses     $104,900
                                                 -----------
     Loans and leases, net of unearned income, allowance,
     and reserve (item 4.a minus.b).                           9,006,198
Assets held in trading accounts                                 $202,008
Premises and fixed assets (including capitalized leases)        $245,290
Other real estate owned                                             $365
Investments in unconsolidated subsidiaries and associated companies $41 Customer's liability to this bank on acceptances outstanding $34,997
Intangible assets                                               $260,477
Other assets                                                  $1,148,163
                                                              ----------
TOTAL ASSETS                                                 $17,294,649
                                                             -----------
                                                             -----------

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                               LIABILITIES
Deposits:
   In domestic offices                                        $9,467,895
          Non-interest bearing
          Interest bearing
   In foreign offices, Edge and Agreement
   subsidiaries, and IBF's                                    $1,268,759
          Non-interest bearing
          Interest bearing
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under
agreements to repurchase                                      $3,118,548
Trading Liabilities                                              110,858
Other borrowed money:
a.  With remaining maturity of one year or less               $1,202,050
b.  With remaining maturity of more than one year                     $0
Bank's liability on acceptances executed and outstanding         $34,997
Subordinated notes and debentures                               $225,000
Other liabilities                                               $530,224
                                                             -----------

TOTAL LIABILITIES                                            $15,958,331
                                                            ------------
                                                            ------------

                              EQUITY CAPITAL
Common stock                                                    $100,000
Surplus                                                         $604,834
a.  Undivided profits and capital reserves                      $580,271
b.  Net unrealized holding gains (losses) on
    available-for-sale securities                                $51,213
                                                             -----------

TOTAL EQUITY CAPITAL                                          $1,336,318
                                                             -----------
                                                             -----------

Total liabilities, limited-life preferred stock,
and equity capital                                           $17,294,649


     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
                               PAMELA PIAROWSKI
                                   10/29/98

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     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

     EDWARD W. LYMAN,
     ALAN G. McNALLY,
     CHARLES SHAW
                                                              Directors.










































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